Exhibit 99.1

January 30, 2012

Imperial Holdings, Inc. Announces President and COO, Jonathan Neuman, Takes Leave of Absence

BOCA RATON, Fla.—Imperial Holdings, Inc. (NYSE: IFT) (“Imperial”), a specialty finance company with a focus on providing liquidity solutions on individual life insurance policies and purchasing structured settlement payments, announced today that its president and chief operating officer, Jonathan Neuman, has voluntarily taken a four month leave of absence from Imperial, effective January 27, 2012. Mr. Neuman’s leave of absence does not affect his status as a member of Imperial’s Board of Directors.

During Mr. Neuman’s leave, Antony Mitchell, chairman and chief executive officer of Imperial, will assume Mr. Neuman’s responsibilities.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial provides premium finance loans to policyholders for the payment of premiums and purchases life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Imperial’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

Imperial Holdings, Inc.

David Sasso, 561.672.6114

Director- Investor Relations

IR@imperial.com

www.imperial.com